The Board of Trustees
Clearwater Investment Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our Firm under the heading "Independent Accountants" in Part B of the Registration Statement.




                                        KPMG LLP


Minneapolis, Minnesota
October 15, 1999